Exhibit 5.1

January 5, 2022

Select Energy Services, Inc.

1233 W. Loop South, Suite 1400

Houston, Texas 77027

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Select Energy Services, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries with respect to the preparation of a registration statement on Form S-4 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed issuance by the Company of up to 4,233,463 shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”), pursuant to that certain Agreement and Plan of Merger, dated as of December 12, 2021 (the “Merger Agreement”), by and among the Company, Navy Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, Navy Holdco, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company, and Nuverra Environmental Solutions, Inc., a Delaware corporation.

In connection with the opinions expressed herein, we have examined, among other things, the (i) the Fourth Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the consent statement/prospectus contained in the Registration Statement, (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement and (v) certain resolutions adopted by the board of directors of the Company that pertain to the Merger Agreement and the issuance of the Common Stock contemplated thereby. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

January 5, 2022 Page 2

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; and (v) the Common Stock will be issued in the manner set forth in the Registration Statement, the related consent statement/prospectus therein and the Merger Agreement.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Common Stock, when issued and delivered as provided in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

The opinion expressed herein is rendered only to you in connection with the Registration Statement. The opinion expressed herein may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person or for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the related consent statement/prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.